Exhibit 10.13
LIMITED WAIVER AND SEVENTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS LIMITED WAIVER AND SEVENTH AMENDMENT to Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of January 24, 2023, by and among Covalent Group, Inc., a Delaware corporation (the “Parent Borrower”), Pattern Inc. (f/k/a iServe Products, Inc.), a Utah corporation (the “Initial Borrower”), and Borderless Distribution, LLC, a Utah limited liability company (“Borderless Distribution” and collectively with Parent Borrower and the Initial Borrower, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
RECITALS
A.    Administrative Agent, Lenders, the Loan Parties and Borrowers have entered into that certain Third Amended and Restated Credit Agreement dated as of July 16, 2019 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated November 8, 2019, by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of April 13, 2020, by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2020, by that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2021, by that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of September 27, 2021, by that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of March 17, 2022 and as amended from time to time, the “Credit Agreement”).
B.    Lenders have extended credit to Borrowers for the purposes permitted in the Credit Agreement.
C.    Borrowers and the other Loan Parties have requested that the Administrative Agent and the Lenders waive certain provisions of the Credit Agreement and amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such waiver and amendments upon the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.    Limited Waiver. Effective as of the date of this Amendment, the Administrative Agent and the Lenders hereby waive the Events of Default (a) arising under Article VII(d) of the Credit Agreement caused by the failure of the Borrower to satisfy (i) the Total Leverage Ratio as set forth in Section 6.12(a) of the Credit Agreement for the fiscal quarters ending on June 30, 2022, September 30, 2022 and December 31, 2022 and (ii) the Fixed Charge Coverage Ratio as set forth in Section 6.12(b) of the Credit Agreement for the fiscal quarters ending on June 30, 2022, September 30, 2022 and December 31, 2022 and (b) arising under Article VII(d) of the Credit Agreement caused by the delay to cause Pattern Europe GmbH to join the Loan Documents as a Guarantor and a Loan Party as set forth in Section 5.13(b) of the Credit Agreement pursuant to documentation that is in form and substance reasonably acceptable to the Administrative Agent (the “Designated Defaults”). The waiver contained herein shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default now existing or hereafter arising (other than the Designated Defaults) or any other provision or to prejudice any right, power or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (after giving effect to this Amendment), all of which rights, powers and remedies are hereby expressly reserved by the Administrative Agent and each Lender and shall not constitute a custom or course of dealing among the parties hereto.
3.    Amendments to Credit Agreement.
3.1    Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definitions of “EBITDA” and “Revolving Commitment” and to add the definitions of “Seventh Amendment” and “Seventh Amendment Effective Date” as follows:
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges or expenses for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write down or write off of inventory), (vi) any other non-cash charges or expenses for such period related to any write down or write off of the assets of Trophy Skin Products LLC (and including any non-cash charge that relates to the write down or write off of inventory), (vii) any non-recurring fees, cash charges and other cash expenses made or incurred by the Borrowers in an aggregate amount not to exceed 5.0% of EBITDA for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter during the term hereof, (viii) expenses, charges or costs incurred in connection with the initial public offering of any Credit Party in an aggregate amount not to exceed 10.0% of EBITDA for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter during the term hereof, (ix) compensation expense incurred by Borrowers in connection with the secondary proceeds received by Borrowers related to the Parent Borrower’s Series B Equity Interests for the fiscal quarter ended December 31, 2021 or any future compensation expense incurred by Borrowers in connection with any secondary proceeds received by Borrowers related to Parent Borrower’s Equity Interest, (x) transaction fees, costs and expenses payable to a Person that is not an Affiliate of the Parent Borrower or any Subsidiary and incurred in connection with any Permitted Acquisition during such period to the extent consummated and permitted under the Loan Documents, provided, in no event shall the aggregate amount added to EBITDA under this clause (x), together with all amounts in such period determined in accordance with clauses (xi) and (xii) of this definition, exceed 15% of EBITDA in any period of four consecutive fiscal quarters ended on or most recently prior to such date (calculated prior to giving effect to any adjustment pursuant to this clause (x) and clauses (xi) and (xii) of this definition), (xi) to the extent deducted in the calculation of Net Income, earn-out and deferred purchase price obligations incurred in connection with any Permitted Acquisition and paid during such period; provided, in no event shall the aggregate amount added to EBITDA under this clause (xi), together with all amounts in such period determined in accordance with clauses (x) and (xii) of this definition, exceed 15% of EBITDA in any period of four consecutive fiscal quarters ended on or most recently prior to such date (calculated prior to giving effect to any adjustment pursuant to this clause (xi) and clauses (x) and (xii) of this definition), (xii) (A) all costs or expenses incurred pursuant to any management equity plan or stock option plan, share-based incentive compensation plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or stockholders agreement or any distributor equity plan or agreement, including any charges arising from the grant of stock appreciation or similar rights, (B) any executive equity compensation charges or expenses and (C) any charges, costs, expenses, accruals or reserves in connection with any rollover, acceleration or payout of Equity Interests held by management; provided, in no event shall the aggregate amount added to EBITDA under this clause (xii), together with all amounts in such period determined in accordance with clauses (x) and (xi) of this definition, exceed 15% of EBITDA in any period of four consecutive fiscal quarters ended on or most recently prior to such date (calculated prior to giving effect to any adjustment pursuant to this clause (xii) and clauses (x) and (xi) of this definition) and (xiii) any non-cash charges for long term incentive plan charges and compensation expense in respect of stock option and other equity compensation plans; provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof should be subtracted from EBITDA to such extent; minus (b) without duplication and to the extent included in Net Income, (i) any extraordinary gains and any non- cash items of income for such period and (ii) all the amount of Capitalized Software Expenditures or costs during such period, all calculated for the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Lehi Property” means that certain undeveloped land acquired by the Loan Parties in Lehi, UT.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the Seventh Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $50,000,000. On January 1, 2024, the aggregate amount of the Lenders’ Revolving Commitments will be $100,000,000, less any amounts reduced pursuant to Section 2.09.
“Seventh Amendment” means that certain Limited Waiver and Seventh Amendment to Credit Agreement, dated as of the Seventh Amendment Effective Date, by and among, the Borrowers, the Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“Seventh Amendment Effective Date” has the meaning assigned to such term in the Seventh Amendment.
3.2    Sections 2.09(e), (f) and (g) are hereby amended and restated as follows:
(e)    The Borrowers shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of five (5) such requests, (iii) after giving effect thereto, the sum of the total of the increase to the Revolving Commitments under this Section 2.09(e) does not exceed $50,000,000, (iv) the Administrative Agent and the Issuing Bank have approved the identity of any such new Revolving Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09(e) shall constitute, or otherwise be deemed to be, a commitment on the part of any Revolving Lender to increase its Commitment hereunder at any time.
(f)    Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers, any Revolving Lender being added or increasing its Revolving Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Commitments to exceed $150,000,000. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) no Default or Event of Default exists or would result therefrom and (3) the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.12, (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent and (iii) the aggregate Revolving Commitment shall not exceed $50,000,000 unless and until the Fixed Charge Coverage Ratio financial covenant has been reinstated pursuant to Section 6.12(b).
(g)    Notwithstanding anything to the contrary in this Section 2.09, on January 1, 2024, the Revolving Commitments shall be increased to $100,000,000, less any amounts reduced pursuant to this Section 2.09, without any further actions by the Loan Parties, the Administrative Agent or the Lenders. For the avoidance of doubt, the increase to the Revolving Commitments pursuant to this Section 2.09(g) shall not be subject to the conditions in, our count against the usage of, Sections 2.09(e) or (f).
3.3    Section 5.12(d) of the Credit Agreement is hereby amended and restated as follows:
(d) If any material assets (including any real property or improvements thereto or any interest therein, with respect to fee-owned real property (other than the Lehi Property), individually, or in the aggregate, having a value in excess of $2,500,000) are acquired by any Loan Party after the Effective Date (other than (i) Excluded Collateral, and (ii) assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Parent Borrower will (i) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
3.4    Section 5.13(b) of the Credit Agreement is hereby amended and restated as follows:
(b) Within sixty (60) days after the Seventh Amendment Effective Date (or such later date as the Administrative Agent shall agree), the Loan Parties shall cause Pattern Europe GmbH to join the Loan Documents as a Guarantor and a Loan Party pursuant to documentation that is in form and substance reasonably acceptable to the Administrative Agent.
3.5    Section 6.12(b) of the Credit Agreement is hereby amended and restated as follows:
(b) Fixed Charge Coverage Ratio. The Parent Borrower will not permit the Fixed Charge Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of the fiscal quarter ending March 31, 2024 and the last day of each fiscal quarter thereafter during the term hereof, to be less than 1.25:1.00.
3.6    Commitment Schedule. The Commitment Schedule is hereby amended and restated and replaced with the Commitment Schedule attached to this Amendment.
4.    Limitation of Amendments.
4.1    The waiver set forth in Section 2 above and the amendments set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b)

otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or (c) constitute a course of conduct or dealing among the parties.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrowers and each Loan Party hereby represents and warrants to Administrative Agent and Lenders as follows:
5.1    (a) The representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), (b) after giving effect to this Amendment, no Event of Default has occurred and is continuing and (c) after giving effect to this Amendment, the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.12 of the Credit Agreement;
5.2    Borrowers and each Loan Party have the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrowers and each Loan Party delivered to Administrative Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene in any material respects (a) any law or regulation binding on or affecting Borrowers or any Loan Party, (b) any contractual restriction with a Person binding on Borrowers or any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, or (d) the organizational documents of Borrowers or any Loan Party;
5.6    The execution and delivery by Borrowers and each Loan Party of this Amendment and the performance by Borrowers and each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrowers or any Loan Party, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and
5.7    This Amendment has been duly executed and delivered by Borrowers and each Loan Party and is the binding obligation of Borrowers and each Loan Party, enforceable against Borrowers and such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “Seventh Amendment Effective Date”):
7.1    The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by the Borrowers, each other Loan Party, each Lender and the Administrative Agent;
7.2    The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the Seventh Amendment Effective Date;
7.3    The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement; and
7.4    The Administrative Agent shall have received all other documents or materials requested by the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.
8.    Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the Seventh Amendment Effective Date.
9.    Reference to and Effect on the Credit Agreement.
9.1    Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
9.2    Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
9.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

9.4    Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents and applicable law.
9.5    Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
11.    RELEASE. IN CONSIDERATION OF THIS AMENDMENT, THE LOAN PARTIES HEREBY IRREVOCABLY RELEASE AND FOREVER DISCHARGE THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH ANY LOAN PARTY MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE DATE HEREOF AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER (COLLECTIVELY, “CLAIMS”) WITH RESPECT TO THE LOAN DOCUMENTS, OTHER THAN ANY CLAIM ARISING SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH RELEASED PERSON.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
[Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement]

BORROWERS:

COVALENT GROUP, INC., as Parent Borrower PATTERN INC. (f/k/a IServe Products, Inc.), as a Borrower BORDERLESS DISTRIBUTION, LLC, as a Borrower

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

GUARANTORS:

FORMULA 5 LLC

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

TROPHY SKIN PRODUCTS LLC

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

AMP MEDIA SYSTEMS, INC.

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

ENLISTED VENTURES, LLC

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

BORDERLESS FREIGHT LLC

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer

CG VERTEX LLC

By:	/s/ Jason Beesley
Name: Jason Beesley
Title: Chief Financial Officer
[Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By:	/s/ Grace Mahood
Name:	Grace Mahood
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Grace Mahood
Name:	Grace Mahood
Title:	Vice President

[Signature Page to Limited Waiver and Seventh Amendment to Credit Agreement]

COMMITMENT SCHEDULE